                         INVESTMENT ADVISORY AGREEMENT
                                      OF
                          FFP NEW HORIZONS FUND, INC.

THIS AGREEMENT is made and entered into by and between FFP Advisory Services, Inc., a Missouri corporation and FFP New Horizons Fund, Inc., a Maryland corporation, on behalf of each of its Portfolios listed on the last page of this Agreement, effective as of the 1st day of January, 1999.

                              W I T N E S S E T H

WHEREAS, FFP New Horizons Fund, Inc. is an open-end, diversified, management investment company authorized to issue securities in series or portfolios; and

WHEREAS, FFP New Horizons Fund, Inc. has authorized the issuance of the six portfolios listed at the end of this Agreement, each of which has its own distinct investment objectives and policies; and

WHEREAS, FFP New Horizons Fund, Inc. is registering with the Securities and Exchange Commission as an investment company under the Investment Company Act of 1940 and is registering interests in each of its portfolios with the Commission under the Securities Act of 1933; and

WHEREAS, FFP Advisory Services, Inc. is registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940 and is in the business of acting as an investment adviser; and

WHEREAS, FFP New Horizons Fund, Inc. desires to appoint FFP Advisory Services, Inc. as the investment adviser for each of its portfolios; and

WHEREAS, FFP Advisory Services, Inc. desires to serve as the investment adviser for each of the portfolios of FFP New Horizons Fund, Inc.;

NOW THEREFORE, in consideration of the mutual agreements and promises contained in this Agreement and other valuable consideration, FFP Advisory Services, Inc. and FFP New Horizons Fund, Inc. agree as follows:

I.    APPOINTMENT

FFP New Horizons Fund, Inc. (Fund) hereby appoints FFP Advisory Services, Inc. (Adviser) as the investment adviser for each of the portfolios of the Fund listed at the end of this Agreement (Portfolios). The Adviser agrees that it will act as the investment adviser for each Portfolio of the Fund and as such direct the investment of the assets of each of the Portfolios, subject to the terms and conditions contained in this Agreement and to any applicable provisions of the Investment Company Act of 1940 (1940 Act), the Investment Advisers Act of 1940 (Advisers Act) and any rules and regulations adopted by the Securities and Exchange Commission under
                                                                          1
such acts. The Adviser agrees that, except as required to carry out its duties under this Agreement or otherwise expressly authorized, it is acting as an independent contractor and not as an agent of the Fund or the Portfolios and has no authority to act for or represent the Fund or the Portfolios in any way.

II.   DUTIES OF THE ADVISER

      In carrying out the terms of this Agreement, the Adviser shall do the following:

      1.    supervise all aspects of the operations of each Portfolio;

      2. select the securities to be purchased, sold, exchanged, or otherwise held by each Portfolio in accordance with the investment objectives, policies and strategies adopted for each Portfolio as described in the then effective registration statement for the Fund and its Portfolios (Registration Statement);

      3. place orders with broker-dealers for all such securities and transactions in securities on behalf of each Portfolio;

      4. obtain, develop and evaluate financial, economic, statistical and other data or pertinent information about or affecting the securities held by or considered for each Portfolio, the issuers of those securities and the economy in general;

      5. provide economic research and securities analyses to the Board of Directors of the Fund (Board) as the Board considers necessary or advisable in connection with evaluating the Adviser's performance of its duties hereunder;

      6. obtain the services of, contract with, and provide instructions to, custodians and/or subcustodians, transfer agents, dividend disbursing agents, pricing services and other service providers as are necessary to carry out the duties of the Adviser under this Agreement and the terms of this Agreement;

      7. prepare financial and performance reports, calculate and report daily net asset values, and prepare any other financial data or reports, as the Adviser from time to time, deems necessary or as are requested by the Board;

      8. provide regular reports, at least quarterly, on all of the above to the Board in the form and to the extent requested by the Board;

      9. provide a written statement by a duly authorized officer, to be delivered within seven (7) days after the close of each calendar quarter, certifying that the Portfolios have been in compliance with the provisions of Subchapter M of the Internal Revenue Code
            (Code) and Section 817(h) of the Code; and

      10. take any other actions, which appear to the Adviser and the Board necessary to carry into effect the purposes of this Agreement.

III.  REPRESENTATIONS AND WARRANTIES

A.    REPRESENTATIONS AND WARRANTIES OF THE ADVISER

      The Adviser hereby represents and warrants to the Fund and each Portfolio as follows:

      1. DUE INCORPORATION AND ORGANIZATION. The Adviser is duly organized and is in good standing under the laws of the State of Missouri and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

      2. REGISTRATION. The Adviser is registered as an investment adviser with the Securities and Exchange Commission under the Advisers Act, and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed. The Adviser shall maintain such registration or licenses in effect at all times during the term of this Agreement.

      3. CODE OF ETHICS. The Adviser represents that it has adopted a Code of Ethics under the provisions of Rule 17j-1 of the 1940 Act, a copy of which has been delivered to the Fund and the Adviser agrees that, during the term of this Agreement, it shall maintain such Code in force and that it shall notify the Board in advance in the event the Adviser proposes to amend or replace such Code of Ethics. FFP Advisory further certifies that certification that it has adopted such procedures as are reasonably necessary to prevent access persons from violating such code of ethics.

      4. INVESTMENT OF ASSETS. The Adviser will at all times invest the assets of the Portfolios so that the Portfolios will comply with
            Section 817(h) of the Code and Treasury Regulations Section 1.817-5 relating to the diversification requirements for variable annuity or life insurance contracts and any amendments or other modifications to such Section or Regulations; provided that the
                                                          --------
            Adviser will be relieved of its obligations with respect to compliance with the tax code provisions and shall be held harmless if the noncompliance is the result of a written direction from the Board of Directors of the Fund.

      5. BEST EFFORTS. The Adviser at all times shall provide its best judgment and effort to each Portfolio in carrying out its obligations hereunder.

B.    REPRESENTATIONS AND WARRANTIES OF EACH PORTFOLIO AND THE FUND

      The Fund, on behalf of each Portfolio, hereby represents and warrants to the Adviser as follows:

      1. DUE INCORPORATION AND ORGANIZATION. The Fund has been duly incorporated under the laws of the State of Maryland and it is authorized to enter into this Agreement and carry out its obligations hereunder.

      2. REGISTRATION. The Fund is or will be registered as an investment company with the Securities and Exchange Commission under the 1940 Act and shares of each Portfolio are or will be registered or qualified for offer and sale to the public under the

                                                                          3


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            Securities Act of 1933, as amended (1933 Act) and under the securities laws of all states where such registration is required. Such registrations or qualifications will be kept in effect during the term of this Agreement.

IV.   DELEGATION OF RESPONSIBILITIES

A.    APPOINTMENT OF SUBADVISER

      Subject to the approval of the Board and the shareholders of each Portfolio, the Adviser may enter into an agreement (Subadvisory Agreement) with a third party, which party may or may not be affiliated with the Adviser appointing such party as a subadviser to assist the Adviser in carrying out its duties to each Portfolio under the terms of this Agreement.

B.    DUTIES OF SUBADVISER

      Under a Subadvisory Agreement, the Adviser may delegate to a subadviser some or all of the duties of the Adviser listed above, except that the Adviser shall be responsible for all reporting to and interaction with the Board.

C.    DUTIES OF THE ADVISER

      If the Adviser appoints a subadviser, the Adviser must:

      1. monitor the investments made by the subadviser for each Portfolio and the compliance program of the subadviser to ensure that the assets of each Portfolio are invested in compliance with the terms of the Advisory Agreement and the investment objectives, policies and strategies of each Portfolio as adopted by the Board and described in the Registration Statement;

      2. Review all data and financial reports prepared by the subadviser to assure that they are in compliance with applicable requirements and meet the provisions of applicable laws and regulations; and

      3. oversee all matters relating to the offer and sale of each Portfolio's shares, the Fund's corporate governance, reports to the Board, contracts with all third parties on behalf of each Portfolio for services to each Portfolio, reports to regulatory authorities and compliance with all applicable rules and regulations affecting the operations of each Portfolio.

V.    RELATIONSHIPS WITH BROKER-DEALERS

A.    PORTFOLIO TRADES

      The Adviser shall place all orders for the purchase and sale of portfolio securities for each Portfolio with brokers or dealers selected by the Adviser, which may include brokers or dealers affiliated with the Adviser. In selecting broker-dealers to execute a particular transaction, the Adviser is authorized to select broker-dealers that, in the Adviser's

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      judgment provide best execution for the trades as determined by rules and regulations of the Securities and Exchange Commission and as discussed below.

B.    BEST EXECUTION

      The Adviser shall use its best efforts to seek to execute transactions for a Portfolio at prices that are advantageous to the Portfolio and at commission rates that are reasonable in relation to the benefits received (best execution). In determining what constitutes best execution, the Adviser is authorized to take into consideration brokerage and research services that the broker-dealer may provide to the Portfolio on whose behalf the trade is being made as well as to other portfolios or accounts for which the Adviser acts as investment adviser or over which the Adviser has investment discretion. The Adviser may also select broker-dealers to effect transactions for a Portfolio, which broker-dealers provide reimbursement for expenses of the Portfolio. It is understood that under any of these circumstances, the Adviser is authorized to place trades through broker-dealers who do not charge the lowest rate for the trades, where those broker-dealers also provide other services or reimbursements. The Adviser must determine in good faith that the amount of commissions paid for transactions is reasonable in relation to the value of the services provided, or reimbursements made, by such broker-dealer as determined by the rules and regulations of the Securities and Exchange Commission. This determination shall be made based on either the services provided to the particular Portfolio or the overall services that the broker-dealer provides to the Adviser and its affiliates with respect to all accounts over which they exercise investment discretion. The Adviser shall provide the Board periodically with information relating to the commissions paid by each Portfolio, the services and reimbursements received and such other information as the Board requests to evaluate whether the commissions paid appear to be in compliance with the rules and regulations of the Securities and Exchange Commission governing best execution.

VI.   CONTROL BY THE BOARD

At all times during the term of this Agreement, it is understood that the Board has the right to provide directives to the Adviser with respect to any duties or obligations of the Adviser undertaken under this Agreement. Such directives must be followed at all times, subject to the terms of the Registration Statement and any applicable provisions of the 1940 Act, the 1933 Act, the Advisers Act or the rules and regulations of the Securities and Exchange Commission.

VII.  COMPLIANCE WITH APPLICABLE REQUIREMENTS

      In carrying out its obligations under this Agreement, the Adviser shall at all times conform to:

      1. all applicable provisions of the 1940 Act, the 1933 Act, the Advisers Act, the Securities Exchange Act of 1934 and any applicable rules and regulations of the Securities and Exchange Commission;

      2. all applicable provisions of the Internal Revenue Code and any applicable rules or regulations of the Internal Revenue Service or the Treasury Department relating to the Code;

      3. all policies and procedures of the Fund as adopted by the Board and/or as described in the Registration Statement;

      4. the provisions of the Articles of Incorporation for the Fund, as they may be amended from time to time;

      5. the provisions of the Bylaws of the Fund, as they may be amended from time to time; and

      6.    any other applicable provisions of state or federal law.

VIII. COMPENSATION

Each Portfolio shall pay to the Adviser a fee equal to an annual rate of 1.5% of the average daily net assets of each Portfolio for the services provided by the Adviser under this Agreement. Compensation under this Agreement shall be calculated and shall accrue daily at the rate of 1/365 of 1.5% of the daily net assets of each Portfolio determined at the end of each day. If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, compensation shall only accrue and be paid for that part of the month during which this Agreement is in effect. The fee shall be payable monthly as promptly as possible after the close of the month for which the fee is earned. Each fee accrues for each Portfolio separately and in no event shall any one Portfolio be responsible for the fee payable by any other Portfolio.

IX.   EXPENSES

The expenses in connection with the management of each Portfolio shall be allocated between each Portfolio and the Adviser as follows:

A.    EXPENSES OF THE ADVISER

      The Adviser shall pay:

      1. The salaries, employment benefits and other related costs and expenses of those of its personnel engaged in providing investment advice to each Portfolio, including without limitation, office space, office equipment, telephone and postage costs; provided, to the extent the Adviser provides administrative services to the fund under the provisions of an administrative services agreement, the Adviser may be reimbursed for some of its overhead costs in providing such services as set forth in such administrative services agreement;

      2. all fees and expenses of all directors, officers and employees, if any, of the Fund who are employees of the Adviser or an affiliated entity, including any salaries and employment benefits payable to those persons;

B.    EXPENSES OF EACH PORTFOLIO

      Each Portfolio shall pay:

      1. the fees payable by the Portfolio to the Adviser under Section IX, A of this Agreement;

      2. brokers' commissions, taxes or other transaction costs payable by the Portfolio in connection with any transactions in securities for the Portfolio, including portions of commissions that may be paid to reflect brokerage research services provided to the Adviser;

      3. a proportionate share, based on net assets, of the fees and expenses of legal counsel to the Fund, independent accountants for the Fund and any legal counsel for the independent directors of the Fund;

      4. fees and expenses of any administrator, transfer agent, custodian, dividend, accounting, pricing or disbursing agent payable by the Portfolio;

      5. interest and taxes payable by the Portfolio or a proportionate share of interest and taxes payable by the Fund;

      6. a proportionate share of any fees and expenses of membership in the Investment Company Institute, the National Association of Variable Annuities or any similar organization in which the Board deems it advisable for the Fund to maintain membership;

      7. a proportionate share of insurance premiums on property or personnel (including officers and directors) of the Fund which benefit the Portfolio;

      8. a proportionate share of the fees and expenses of the members of the Board, who are not interested persons as defined in the 1940 Act of the Fund or the Adviser;

      9. a proportionate share of the expenses payable by the Fund of preparing, printing and distributing proxies, proxy statements, prospectuses, registration statements and reports to shareholders or of holding shareholders' meetings;

      10. all expenses of the Portfolio incurred in connection with the payment of any dividend, distribution, withdrawal or redemption by the Portfolio, whether in shares or in cash;

      11. an allocable share of the costs and expenses of promoting the sale of shares in the Portfolio, including costs of preparing prospectuses and reports to shareholders of each Portfolio, to the extent such costs are not charged to and paid by third parties involved in the distribution and sale of Portfolio shares;

      12. fees payable by each Portfolio to the Securities and Exchange Commission or to any state securities regulator or other regulatory authority for the registration of shares of the Portfolio;

      13. a proportionate share of the costs attributable to investor services, administering shareholder accounts and handling shareholder relations, (including, without limitation telephone and personnel expenses), to the extent such costs are not charged to third parties by the Adviser; and

      14. any other ordinary, routine expenses incurred in the management of the assets of the Portfolio, and an allocable share of any nonrecurring or extraordinary expenses, including organizational expenses, litigation affecting the Portfolio and any indemnification by the Fund of its officers, directors or agents.

X.    EXPENSE LIMITATION

If, for any fiscal year, the total of all ordinary business expenses payable by each Portfolio, including all investment advisory fees but excluding brokerage commissions, distribution fees, taxes, interest and extraordinary expenses and certain other excludable expenses, would exceed the most restrictive expense limits imposed by any statute or regulatory authority of any jurisdiction in which shares of each Portfolio are offered for sale (unless a waiver is obtained), the Adviser shall reduce its advisory fee to the extent necessary to meet such expense limit. The Adviser will not be required to reimburse any Portfolio for any expenses, which exceed the amount of its advisory fee for such fiscal year. The amount of any such reduction shall be borne by the Adviser and shall be deducted from the monthly advisory fee otherwise payable to the Adviser during such fiscal year. For the purposes of this paragraph, the term "fiscal year" shall exclude the portion of the current fiscal year which shall have elapsed prior to the date hereof and shall include the portion of the then current fiscal year which shall have elapsed at the date of termination of this Agreement.

XI.   ADDITIONAL SERVICES

Upon the request of the Board, the Adviser may perform any other accounting, shareholder servicing or other administrative services for one or more Portfolios or for the Fund, that are not specifically required by the terms of this Agreement. Before such services are provided, the Adviser and the Board must reach an agreement concerning the amount of reimbursement for expenses and/or compensation the Adviser is entitled to receive from the Portfolio or Portfolios for such services. The Board must make a determination that the providing of such services by the Adviser is in the best interests of each Portfolio and its shareholders. Payment or assumption by the Adviser of any Portfolio expense that the Adviser is not otherwise required to pay or assume under this Agreement shall not relieve the Adviser of any of its obligations to each Portfolio nor obligate the Adviser to pay or assume any similar Portfolio expense on any subsequent occasions. Such services may include, but are not limited to, (a) the services of a principal financial officer of the Fund (including applicable office space, facilities and equipment) whose normal duties consist of maintaining the financial accounts and books and records of the Fund and each Portfolio and the services (including applicable office space, facilities and equipment) of any of the personnel operating under the direction of such principal financial officer; (b) the services of staff to respond to shareholder inquiries concerning the status of their accounts, providing assistance to shareholders in exchanges among the investment companies managed or advised by the Adviser, changing account designations or changing addresses, assisting in the purchase or redemption of shares; or otherwise providing services to shareholders of each Portfolio; and (c) such other administrative services as may be furnished from time to time by the Adviser to the Fund or each Portfolio at the request of the Board.

XII.  NONEXCLUSIVITY

The services of the Adviser to each Portfolio are not to be deemed to be exclusive, and the Adviser shall be free to act as an underwriter or distributor of other securities and to provide shareholder and distribution services to other parties, including other investment companies, and to engage in other activities, so long as its services under this Agreement are not impaired. It is understood and agreed that officers and directors of the Adviser may serve as officers or directors of the Fund, and that officers or directors of the Fund may serve as officers or directors of the Adviser or affiliated entities to the extent permitted by law and the rules and regulations of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. It is further understood that the officers and directors of the Adviser are not prohibited from engaging in any other business activity or from providing services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment companies to the full extent allowed by law.

XIII. TERM

This Agreement shall become effective on the date approved by the Board, including a majority of the members of the Board who are not interested persons of the Fund as defined by the 1940 Act, and shall remain in force and effect through December 31, 2000, unless earlier terminated under the provisions of Article XV.

XIV.  RENEWAL

      Following the expiration of its initial term, the Agreement shall continue in force and effect from year to year, provided that the continuance for each Portfolio is specifically approved at least annually:

      1. by the Board and by a majority of the directors of the Fund who are not interested persons of the Fund as defined in the 1940 Act, by votes cast in person at a meeting specifically called for the purpose of continuing this Agreement; or

      2. by the vote of persons holding a majority of the outstanding voting securities of the Portfolio as determined by rules and regulations of the Securities and Exchange Commission; or

      3. by such other provisions of the 1940 Act or rules and regulations of the Securities and Exchange Commission as may hereafter be adopted.

XV.   TERMINATION

      This Agreement may be terminated at any time, for any Portfolio, without the payment of any penalty, on sixty (60) days' written notice to the other party, by:

      1.    the vote of a majority of the Board; or
                                                                          9

      2. by the vote of persons holding a majority of the outstanding voting securities of the Portfolio as determined by rules and regulations of the Securities and Exchange Commission; or

      3.    by the Adviser.

      This Agreement shall automatically terminate in the event of its "assignment," as that term is defined in the 1940 Act. The 60 days notice required for termination may be waived, in writing, by the party to be notified. The termination of this Agreement with respect to any one Portfolio shall not affect the continuation of the Agreement with respect to all other Portfolios.

XVI.  AMENDMENT

This Agreement may be amended by a writing approved by the Board; provided, however, all material amendments must be approved by a majority of the directors of the Fund who are not interested persons of the Fund as defined in the 1940 Act and by the vote of persons holding a majority of the outstanding shares of the Fund or the applicable Portfolio as determined by rules and regulations of the Securities and Exchange Commission.

XVII. LIABILITY

The Adviser shall be liable to each Portfolio and shall indemnify each Portfolio for any losses incurred by each Portfolio, whether in the purchase, holding or sale of any security or otherwise, to the extent that such losses resulted from an act or omission on the part of the Adviser or its officers, directors or employees, that is found to involve willful misfeasance, bad faith or negligence, or reckless disregard by the Adviser of its duties, or in connection with the services rendered by the Adviser, under this Agreement.

XVIII. NOTICES

Any notices under this Agreement shall be in writing, addressed and delivered, mailed postage paid, or sent by other delivery service, or by facsimile transmission to each party at such address as each party may designate for the receipt of notice. Until further notice, such addresses shall be

THE ADVISER:                       THE PORTFOLIOS                      THE FUND:
FFP Advisory Services, Inc.        c/o FFP New Horizons Fund, Inc.     FFP New Horizons Fund Inc.
15455 Conway Road                  15455 Conway Road                   15455 Conway Road
Chesterfield, MO  63017            Chesterfield, MO  63017             Chesterfield, MO  63017
Attn: Robin Rodermund              Attn: Robin Rodermund               Attn: Robin Rodermund
Telephone: 314-537-1040            Telephone: 314-537-1040             Telephone: 314-537-1040
Fax: 314-537-9591                  Fax: 314-537-9591                   Fax: 314-537-9591

XIX.  INTERPRETATION

This Agreement shall be governed by the laws of the State of Missouri. Any term or provision of this Agreement which is the same as or derived from a term or provision included in the 1940 Act shall be interpreted by referring to the 1940 Act and to interpretations of such Act by the United States Courts or by rules, regulations or orders of the Securities and Exchange Commission. In addition, any provision of this Agreement that is included based on or as a result of a requirement of the 1940 Act, shall be deemed amended or deleted to the extent that the requirement on which the provision is based is amended or rescinded in the future by rule, regulation or order of the Securities and Exchange Commission.

XX.   SERVICE MARK

The service mark of the Fund and each Portfolio and the name "FFP" have been adopted by the Fund with the permission of First Financial Planners, Inc. and their continued use is subject to the right of First Financial Planners, Inc. to withdraw this permission in the event the Adviser or another subsidiary or affiliated corporation of First Financial Planners, Inc. should not be the investment adviser of any Portfolio.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the date written in the first paragraph hereof.

FFP NEW HORIZONS FUND, INC. FOR ITSELF AND ON BEHALF OF ITS PORTFOLIOS:

FFP Odyssey Venus Portfolio
FFP Century Venus Portfolio
FFP Discovery Venus Portfolio
FFP Millennium Venus Portfolio
FFP Millennium Mercury Portfolio
FFP Discovery Mercury Portfolio

By:   /s/ ROY M. HENRY
      -----------------
      Roy M. Henry, President

Attest: /s/ ROBIN H. RODERMUND
        ----------------------
        Robin H. Rodermund, Secretary                        (SEAL)

FFP ADVISORY SERVICES, INC.

By:   /s/ ROY M. HENRY
      ----------------
      Roy M. Henry, President

Attest: /s/ ROBERT H. RODERMUND, JR.
        ----------------------------
        Robert H. Rodermund, Jr., Secretary                  (SEAL)


                                                                          11